Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 11, 2008, included in the Annual Report on Form 10-K of Cowen Group, Inc. for the year ended December 31, 2007, with respect to the consolidated financial statements of Cowen Group, Inc. and the effectiveness of internal control over financial reporting of Cowen Group, Inc., incorporated by reference in this Form 10-K/A Amendment No.1 of Form 10-K.

We consent to the incorporation by reference in the following Registration Statements:

1.  Registration Statement (Form S-8 No. 333-135795) dated July 14, 2006,

2.  Registration Statement (Form S-8 No. 333-145728) dated August 27, 2007, and

3.  Registration Statement (Form S-3 No. 333-147844) dated December 5, 2007;

of our reports dated March 11, 2008, with respect to the consolidated financial statements of Cowen Group, Inc. and the effectiveness of internal control over financial reporting of Cowen Group, Inc., included herein by reference.

/s/ Ernst & Young LLP

New York, New York

April 1, 2008

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